                                  EXHIBIT 21.1

                SUBSIDIARIES OF NATIONAL EQUIPMENT SERVICES, INC.
          (Each Subsidiary is wholly-owned, directly or indirectly, by
                       National Equipment Services, Inc.)

                                                                    State or Jurisdiction of
                                                                   Subsidiary's Incorporation
Subsidiary                                                               or Organization
-----------------------------------------------------------------------------------------------
NES Equipment Services Corp. f/k/a Falconite, Inc.                             IL
NES Indiana Partners, Inc.                                                     IN
NES Traffic Safety L.P.                                                        IN
NES Equipment Rental L.P.                                                      DE
Rebel Studio Rentals, Inc.                                                     CA
NES Shoring Acquisition, Inc.                                                  DE
NES Partners, Inc. f/k/a Plank Management, Inc.                                TX
NES Companies L.P.                                                             DE
NES Rental Services LLC                                                        DE
NES Equipment Services, Inc. (Canada)                                        Canada
NES Management Service Corp.                                                   IL
Falconite Rebuild Center, Inc.                                                 KY